03:22:15 PM                                             EXHIBIT 99. 3


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1994-C

                            KEY PERFORMANCE FACTORS
                                     APRIL, 1996



        Expected B Maturity                                       11/15/01


        Blended Coupon                                             5.7951%


        Excess Protection Level
          3 Month Average                                            5.74%
        April, 1996                                                  4.98%
        March, 1996                                                  5.91%
        February, 1996                                               6.34%


        Cash Yield                                                  16.71%


        Investor Charge Offs                                         3.94%


        Base Rate                                                    7.80%


        Over 35 Day Delinquency                                      4.01%


        Seller's Interest                                           21.75%


        Total Payment Rate                                          10.71%


        Total Principal Balance                         $14,617,538,112.27


        Investor Participation Amount                    $1,000,000,000.00


        Seller Participation Amount                      $3,179,663,112.27